Exhibit 23(e)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Texas Utilities Company's Registration Statements Nos. 33-55931, 333-27989, 333-56055, 333-68663, 333-68663-01 and 333-32831 on Form S-3, and Texas Utilities
Company's Registration Statements Nos. 333-32833, 333-32835, 333-32837, 333-32839, 333-32841, 333-32843, 333-45657 and 333-46671 on Form S-8 of our
report dated 3 March 1999 on the financial statements of TXU Eastern Holdings Limited, a wholly owned subsidiary of Texas Utilities Company, appearing in the Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1998.





PricewaterhouseCoopers
London, England
19 March 1999